UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

FORMA THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38944	37-1657129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Forma Therapeutics Holdings, Inc.

500 Arsenal Street, Suite 100

Watertown, Massachusetts 02472

(Address of principal executive offices, including zip code)

(617) 679-1970

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FMTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors.

Departure of Director

On July 28, 2020, Steven E. Hall, Ph.D. informed the Board of Directors (the “Board”) of Forma Therapeutics Holdings, Inc. (the “Company”) of his resignation as a member of the Board and all committees of the Board, effective as of July 28, 2020. There are no disagreements between Dr. Hall and the Company on any matter relating to the Company’s operations, policies or practices.

Election of Director

On July 28, 2020, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Wayne A.I. Frederick, M.D. to join the Board, effective as of July 28, 2020. Dr. Frederick will serve as a Class I director until his term expires at the 2021 annual meeting of stockholders at which time he will stand for election by the Company’s stockholders. The Board determined that Dr. Frederick is independent under the listing standards of Nasdaq. Dr. Frederick was also appointed to serve on the Audit Committee of the Board. The Board has determined that Dr. Frederick meets the requirements for independence and financial literacy of audit committee members under the applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended. Effective as of July 28, 2020, the Audit Committee of the Board is composed of Dr. Frederick, Peter Wirth, J.D. and Marsha Fanucci. The composition of the Compensation Committee and the Nominating and Corporate Governance Committee remains unchanged.

As a non-employee director, Dr. Frederick will receive cash compensation and an equity award for his Board service in accordance with the Company’s Non-Employee Director Compensation Policy, as amended. Dr. Frederick is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Frederick and any other persons pursuant to which he was selected as a director. In addition, Dr. Frederick has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

On July 30, 2020, the Company issued a press release announcing Dr. Frederick’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the Company on July 30, 2020, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forma Therapeutics Holdings, Inc.

Date: July 30, 2020	By:	/s/ Jeannette Potts, Ph.D., J.D.
Jeannette Potts, Ph.D., J.D.
SVP, General Counsel